UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2012

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2012 Annual Cash Bonus Awards
On December 12, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) approved an annual bonus pool pursuant to the 2011-2013 Bonus Plan (as amended from time to time in accordance with its terms, the “Bonus Plan”) and, on December 21, 2012, a bonus payment for each of the executive officers of the Company with respect to the performance year ended December 31, 2012, payable in cash (the “2012 Annual Cash Bonus Awards”). The 2012 Annual Cash Bonus Awards were approved based on the achievement of the Company's 2012 performance goals under the annual bonus pool of the Bonus Plan. The following table sets forth the 2012 Annual Cash Bonus Awards for all of the Company's executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company's definitive Proxy Statement (“2012 Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 19, 2012.

2012 Annual Cash Bonus Awards
Executive Officer	2012 Annual Cash Bonus Award
Charif Souki
Chairman, Chief Executive Officer and President	$3,200,000
Meg A. Gentle
Senior Vice President and Chief Financial Officer	$850,000
H. Davis Thames
Senior Vice President - Marketing	$850,000
Greg W. Rayford
Senior Vice President and General Counsel	$650,000
R. Keith Teague
Senior Vice President - Asset Group	$650,000
Jean Abiteboul
Senior Vice President - International	$600,000
Long-Term Commercial Bonus Awards for Trains 3 and 4 under the 2011-2013 Bonus Plan
The Company filed a preliminary Proxy Statement and Notice of Special Meeting of Stockholders (“Special Meeting”) with the SEC on December 14, 2012, to seek stockholder approval of Amendment No. 1 (“Amendment No. 1”) to the Cheniere Energy, Inc. 2011 Incentive Plan (the “2011 Plan”), which was adopted by the Board on December 7, 2012. Amendment No. 1 (i) increases the number of shares of common stock under the 2011 Plan and (ii) modifies the performance goals and performance period provisions of the 2011 Plan. On December 21, 2012, pursuant to the Bonus Plan, the Committee approved a Long-Term Commercial Bonus Pool (“Bonus Pool”) (as defined in the Bonus Plan) for all employees of the Company, including the executive officers, consisting of a total of 18 million shares of restricted stock of the Company as a result of the Company's achievements regarding Trains 3 and 4 of the liquefaction project. In accordance with the terms of the Bonus Plan, the Committee determined the amount of the above Bonus Pool based on expected cash flows generated pursuant to certain long-term sale and purchase agreements relating to Trains 3 and 4 of the liquefaction project entered into by Sabine Pass Liquefaction, LLC, an indirect majority owned subsidiary of the Company (“Sabine Pass Liquefaction”).
On December 21, 2012, in connection with the above Bonus Pool, the Committee approved the issuance of restricted stock grants under the 2011 Plan, to be issued upon stockholder approval of Amendment No. 1, to each of the executive officers that take into account the Company's and the executives' individual achievements regarding Trains 3 and 4 of the liquefaction project (the “Long-Term Commercial Bonus Awards”). The Committee has determined not to pay any portion of the Long-Term Commercial Bonus Awards for Trains 3 and 4 of the liquefaction project in cash. The Committee has approved the terms of the Long-Term Commercial Bonus Awards for Trains 3 and 4 of the liquefaction project, which the Committee believes provide a balance of meaningful incentives to create significant value for the business and for shareholders. Twelve million shares of the above Bonus Pool will be granted as milestone awards (“Milestone Award”), with vesting of the Milestone Awards conditional on certain milestones related to financing and constructing Trains 3 and 4 of the liquefaction project, and 6 million shares of the Bonus Pool will be granted as stock price awards (“Stock Price Award”), with vesting of the Stock Price Awards conditional on the achievement of minimum average Company stock price hurdles.
The Milestone Awards will vest based on the achievement of the following milestones: (i) 30% will vest upon the closing of financing for the construction of, and issuance by Sabine Pass Liquefaction of a full notice to proceed (the “NTP”) to Bechtel under the Engineering, Procurement and Construction Agreement (the “EPC Contract”) in connection with, Trains 3 and 4 of the liquefaction project; (ii) 20% will vest upon the spending of 60% of the total cost of the EPC Contract in connection with Trains 3 and 4 of the liquefaction project; (iii) 20% will vest upon substantial completion of construction of Train 4, as defined in the EPC Contract in connection with Trains 3 and 4 of the liquefaction project; and (iv) 30% will vest on the first anniversary of substantial completion of construction of Train 4 of the liquefaction project.
The Stock Price Awards will vest based on the achievement of the following minimum average Company stock price hurdles: (i) 50% will vest if the average closing stock price of the Company (as reported on the NYSE MKT LLC) is $25; and (ii) 50% will vest if the average closing stock price of the Company is $35. The determination of the attainment of the average closing stock price will be based on the 120-day average stock price of the Company, calculated based on calendar days and on a rolling basis after the time of grant so that the Stock Price Awards will vest once the required stock price has been achieved for a 120-calendar day period following the time of grant. There will be no pro-rated vesting of the second half of the Stock Price Awards between the $25 and $35 stock price hurdles.
If an executive officer's employment terminates prior to stockholder approval of Amendment No. 1, no restricted stock will be issued to the executive officer. Once issued, an executive officer's Milestone Award will vest in full in the event the Company terminates the executive officer's employment without Cause (to be defined in the grant agreements) or the executive officer terminates his or her employment for Good Reason (to be defined in the grant agreements) within one year after the effective date of a Change of Control (to be defined in the grant agreements) of the Company.

Once issued, in the event of a Change of Control of the Company where the award is not assumed or replaced by the successor Company, an executive officer will be entitled to immediate vesting of any outstanding shares of the Milestone Award at the time of the Change of Control. Once issued, an executive officer's Stock Price Award will vest in full if upon a Change of Control of the Company, the average stock price hurdle is met based on the stock price at the time of the Change of Control. The following table sets forth the Long-Term Commercial Bonus Awards for Trains 3 and 4 of the liquefaction project that will be issued upon stockholder approval of Amendment No. 1, and the vesting schedule for the awards for all of the Company's executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company's 2012 Proxy Statement.
Long-Term Commercial Bonus Awards for Trains 3 and 4 under the 2011-2013 Bonus Plan

	Long-Term Commercial Bonus Awards for Trains 3 and 4		Vesting Schedule for Milestone Awards				Vesting Schedule for Stock Price Awards
Executive Officer	Milestone Award (Total No. of Shares of Restricted Stock)	Stock Price Award (Total No. of Shares of Restricted Stock)	No. of Shares Vesting for Milestone 1: NTP (30% Vesting)	No. of Shares Vesting for Milestone 2: 60% Spend of EPC Contract (20% Vesting)	No. of Shares Vesting for Milestone 3: Substantial Completion of Train 4 (20% Vesting)	No. of Shares Vesting for Milestone 4: First Anniversary of Substantial Completion of Train 4 (30% Vesting)	120-day Average Closing Stock Price of $25 (50% Vesting)	120-day Average Closing Stock Price of $35 (50% Vesting)
Charif Souki Chairman, Chief Executive Officer and President	4,200,000	2,100,000 (1)	1,260,000	840,000	840,000	1,260,000	1,050,000	1,050,000
Meg A. Gentle Senior Vice President and Chief Financial Officer	600,000	300,000	180,000	120,000	120,000	180,000	150,000	150,000
H. Davis Thames Senior Vice President - Marketing	600,000	300,000	180,000	120,000	120,000	180,000	150,000	150,000
Greg W. Rayford Senior Vice President and General Counsel	480,000	240,000	144,000	96,000	96,000	144,000	120,000	120,000
R. Keith Teague Senior Vice President - Asset Group	480,000	240,000	144,000	96,000	96,000	144,000	120,000	120,000
Jean Abiteboul Senior Vice President - International	400,000	200,000	120,000	80,000	80,000	120,000	100,000	100,000
1The 2011 Plan provides that no individual may be granted, in any one calendar year, awards covering or relating to an aggregate of more than 6,000,000 shares of common stock; therefore, 300,000 of the 2,100,000 shares of restricted stock for Mr. Souki's Stock Price Award will be granted under the Cheniere Energy, Inc. 2003 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	December 28, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer